Exhibit 10.1

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made and entered into as of January 30, 2023 (the “Execution Date”) by and between PLBY Group, Inc. (the “Company”), and Rizvi Opportunistic Equity Fund, L.P., Rizvi Opportunistic Equity Fund (TI), L.P., Rizvi Opportunistic Equity Fund I-B, L.P., Rizvi Opportunistic Equity Fund I-B (TI), L.P., Rizvi Opportunistic Equity Fund II, L.P., Rizvi Traverse Partners LLC, Rizvi Traverse Partners II, LLC and RT-ICON FF LLC (each, an “Investor” and collectively, the “Investors”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in Article X.C.iii of the Company’s Second Amended and Restated Certificate of Incorporation, dated as of February 10, 2021.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City, Los Angeles and London are open for the general transaction of business.

“Company” has the meaning set forth in the preamble to this Agreement.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Nasdaq” means the Nasdaq Global Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means shares of common stock, $0.0001 par value per share, of the Company.

“Standstill Period” means any period from and after the Execution Date in which the Investors and their Affiliates collectively own, beneficially or of record, more than 14.9% of the total outstanding Shares.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.            Standstill.

(a)	During the Standstill Period, each Investor hereby agrees that neither such Investor nor any of its Affiliates will, without the prior written consent of the Company, directly or indirectly: (i) effect, offer or publicly propose to effect, or cause or participate in or in any way knowingly advise, assist or encourage any other person to effect, offer or publicly propose to effect or participate in, (A) any acquisition of Shares or of any rights, warrants or options to acquire, or securities convertible into or exchangeable or exercisable for, any Shares (including derivative securities representing the right to vote or economic benefit of any Shares), in each case, that would result in such Investor and its Affiliates jointly holding or otherwise having beneficial ownership of more than 29.99% of the total number of Shares; (B) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (C) any liquidation or dissolution with respect to the Company or any of its subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to any securities of the Company (other than with each other and with their Affiliates); (iii) otherwise act, alone or in concert with others, to seek to control the management, Board or policies of the Company; (iv) take any action that would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Following the expiration of the Standstill Period, the foregoing restrictions shall terminate and cease to be of any further force or effect.

(b)	Notwithstanding anything to the contrary contained in this Agreement, if, at any time during the Standstill Period, a party that is not an Investor or any of its Affiliates (i) enters into an agreement with the Company contemplating the acquisition (by way of merger, tender offer or otherwise) of, or (ii) commences a tender offer, which was approved by the Board and is made to all stockholders of the Company for, in each case, at least 50% of the outstanding capital stock of the Company or all or substantially all of its assets, then the restrictions set forth in this Section 2 shall be suspended and cease to be of any further force or effect until the expiration or termination of such agreement or tender offer or until the public announcement of its withdrawal or abandonment.

(c)	Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent any Investor from making any non-public proposal or offer regarding a transaction of the type that would otherwise be prohibited by Section 2(a) directly to the Board.

3.            Business Combinations. The Investors and their Affiliates shall not engage in a Business Combination with the Company, unless the Business Combination is (i) approved by a majority of the non-executive disinterested members of the Board (or a committee thereof) and (ii) authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least a majority of the outstanding voting stock of the Company which is not owned by the Investors or their Affiliates.

4.            Lock-Up.

(a)	During the Standstill Period, each Investor hereby agrees that neither such Investor nor any of its Affiliates will, without the prior written consent of the Company, directly or indirectly sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act to purchase Shares and any other equity securities convertible into or exercisable or exchangeable for Shares held by the Investor or its Affiliates.

(b)	The restrictions set forth in the immediately preceding paragraph shall not apply to:

i.	sales or transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and is made to all stockholders of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Investors’ Shares shall remain subject to the provisions of this Agreement;

ii.	sales of the Investors’ Shares made in the ordinary course of business through registered broker-dealers in open market transactions;

iii.	distributions in kind of Shares to an Investor’s members, partners or other equity holders; provided that any Affiliate receiving Shares in such distribution shall agree to be bound by the terms of this Agreement with respect to such Shares;

iv.	sales or transfers of Shares to an Investor or an Affiliate; provided that such Investor or such Affiliate receiving Shares in such sale or transfer shall agree to be bound by the terms of this Agreement with respect to such Shares; and

v.	block trades of Shares to a single person up to but not exceeding five percent (5%) of the total outstanding Shares.

5.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

5.1          Organization and Existence. The Company is a corporation duly organized, validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder, and is in good standing under the laws of the State of Delaware.

5.2          Authorization. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

6.            Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company that:

6.1          Organization and Existence. Such Investor is a duly organized and validly existing limited partnership or limited liability company, as applicable, has all requisite limited partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder, and is in good standing under the laws of the State of Delaware.

6.2          Authorization. The execution, delivery and performance by such Investor of this Agreement have been duly authorized by all requisite limited partnership or limited liability company action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

6.3          No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6.4          Beneficial Ownership. As of the Execution Date, the Investors and their Affiliates collectively beneficially own 10,828,144 Shares, representing 20.25% of the outstanding Shares, prior to giving effect to the Company’s rights offering which commenced on December 19, 2022.

7.            Miscellaneous.

7.1          Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.3          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4          Termination. This Agreement shall remain in full force and effect for so long as the Investors or their Affiliates beneficially own any Shares, unless earlier terminated by the mutual written consent of the Company and the Investors. If this Agreement is terminated pursuant to this Section 7.4, then this Agreement (other than Section 1 and this Section 7, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect. Nothing in this Section 7.4 shall be deemed to release any party from any liability for fraud or willful breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

7.5          Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given upon receipt of confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

PLBY Group, Inc.
10960 Wilshire Blvd
Suite 2200
Los Angeles, CA 90024
United States
Attention: Chris Riley, General Counsel

Email: criley@plbygroup.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Jeffrey Cohen and Andrew Garelick
Email: Jeffrey.Cohen@skadden.com and Andrew.Garelick@skadden.com

If to the Investors:

[Investor Name]
c/o Rizvi Traverse Management, LLC
801 Northpoint Parkway
Suite 129
West Palm Beach, FL 33407
E-mail: suhail.rizvi@rizvitraverse.com

With a copy (which shall not constitute notice) to:

Audrey DiMarzo, General Counsel

c/o Rizvi Traverse Management, LLC
801 Northpoint Parkway
Suite 129
West Palm Beach, FL 33407
E-mail: audrey.dimarzo@rizvitraverse.com

7.6          Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and the Investors has relied on the advice of its own respective counsel.

7.7          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), in each case, only with the written consent of the Company and the Investors.

7.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

7.10        Entire Agreement. This Agreement, including the signature pages and Exhibits, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

7.11        Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

7.12        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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In Witness Whereof, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

PLBY GROUP, INC.

By:	/s/ Chris Riley
Name: Chris Riley
Title: General Counsel and Secretary

In Witness Whereof, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

RIZVI OPPORTUNISTIC EQUITY FUND, L.P.,
RIZVI OPPORTUNISTIC EQUITY FUND I-B, L.P.,
RIZVI OPPORTUNISTIC EQUITY FUND (TI), L.P., and
RIZVI OPPORTUNISTIC EQUITY FUND I-B (TI), L.P.
By:	Rizvi Traverse Management, LLC
Its:	General Partner

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Its:	Managing Director

RIZVI OPPORTUNISTIC EQUITY FUND II, L.P.
By:	Rizvi Traverse GP II, LLC
Its:	General Partner

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Its:	Managing Director

RIZVI TRAVERSE PARTNERS LLC
By:	Rizvi Traverse Management, LLC
Its:	Manager

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Its:	Managing Director

RIZVI TRAVERSE PARTNERS II, LLC
By:	Rizvi Traverse Management II, LLC
Its:	Manager

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Its:	Managing Director

RT-ICON FF LLC
By:	RTM-ICON LLC
Its:	Manager

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Its:	President